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                                                                   EXHIBIT 10.46


                           AASTROM BIOSCIENCES, INC.

                  EXECUTIVE RETENTION AND SEVERANCE AGREEMENT

     This Executive Retention and Severance Agreement (the "Agreement") is made and entered into, effective as of February 2, 1999 (the "Effective Date"), by and between Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), and R. Douglas Armstrong, Ph.D., an individual ("Executive").

                                    RECITALS

     A. Executive presently serves as the President and Chief Executive Officer of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company's business and operations.


     B. The Board of Directors of the Company (the "Board") has determined at its Board meeting held on January 28, 1999, that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility or occurrence in the future of a Change in Control (as defined below) event for the Company.


     C. The Board believes that it is important to provide Executive with certain severance benefits upon the circumstances described below, in order to provide Executive with enhanced financial security and provide sufficient incentive and encouragement to Executive to remain with the Company, even though there is no Change of Control event scheduled or pending at this time.


     D. Certain capitalized terms used in the Agreement are defined in Section 5 below.


                                   AGREEMENT

     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Executive by the Company, the parties agree as follows:


     1.  Terms of Employment.  The Company and Executive acknowledge and
         -------------------
agree that (a) Executive's employment currently is "at will" and that their employment relationship may be terminated by either party at any time, with or without cause, and (b) Executive is entitled to a six-months severance pay pursuant to the terms of the original hiring letter agreement for Executive's employment with the Company. Executive agrees to devote his full business time, energy and skill to his duties with the Company. These duties shall include, but not be limited to, any duties consistent with Executive's position which may be assigned to Executive from time to time.
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     2.  Existing Stock Options.
         ----------------------

         a. Repurchase Right. The Company previously granted to Executive two stock options which are fully exercisable by Executive at this time. However, the Company retains a right to repurchase shares purchased by Executive upon exercise of the options, which repurchase right lapses on a prorata basis over the 24-month period immediately following the date of the grant of the stock options. Accordingly, said repurchase right lapses by July 2000 for one option and by November 2000 for the second option.

         b. Assumption of Options. Notwithstanding any provision to the contrary contained in any agreement evidencing an option to purchase shares of the capital stock of the Company granted by the Company to Executive, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under all then-outstanding options granted to Executive or substitute for such options substantially equivalent options for the Acquiring Corporation's stock.

         c. Cessation of Repurchase Right. Subject to the limitation set forth in Section 4, in the event that the Acquiring Corporation fails to assume the Company's rights and obligations under Executive's outstanding options or substitute for such options in connection with the Change in Control, Executive's outstanding options shall cease to be subject to the Company's repurchase right as of the date of the Change in Control. Further, if the Acquiring Corporation does so assume the outstanding options or substitute new equivalent options, but there is a Termination Upon Change of Control, then all outstanding options granted to Executive by the Company or any member of the Company Group shall cease to be subject to the repurchase right as of the date of Executive's termination of employment.

     3.  Severance Benefits.
         ------------------

         a.  Termination Upon Change in Control. In the event of Executive's
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Termination Upon Change in Control, in addition to all compensation and benefits earned by Executive through the date of Executive's termination of employment, Executive shall be paid a lump sum payment (the "Cash Severance Payment") equal to the maximum whole dollar amount which, when added to all other compensation and benefits treated as parachute payments, if any, under Section 280G of the Code, does not result in any compensation or benefit pursuant to this Agreement becoming subject to an excise tax pursuant to Section 4999 of the Code. Unless the Company and Executive otherwise agree in writing, within thirty (30) days after the date of the Executive's termination of employment, the amount of the Cash Severance Payment shall be determined and reported in writing to the Company and Executive by independent public accountants agreed to by the Company and Executive (the "Accountants"). Such determination by the Accountants shall be conclusive and binding upon the Company and Executive for all purposes. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 3(b). The Company shall pay the Cash Severance Payment to the Executive within ten (10) days after the date of the Accountants' report of their determination.

         b.  Relocation Costs. Upon any termination of Executive's employment
             ----------------
with the Company, except for a termination for Cause by the Company, the Company shall reimburse Executive for the costs for Executive to relocate to another city in the United States, up to an aggregate of $50,000 of relocation costs, to the extent said relocation costs are incurred within one year following the termination of employment. Any tax payable with respect to said relocation cost reimbursement shall be the responsibility of Executive.

         c.  Continued Medical Coverage. Executive shall be entitled to elect
             --------------------------
continued medical insurance coverage in accordance with applicable provisions of the Consolidated Budget Reconciliation Act of 1985 ("COBRA").

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     4.  Excess Parachute Payment.  In the event that any payment or benefit
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received or to be received by Executive pursuant to this Agreement or otherwise would subject Executive to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payment or benefit as an excess parachute payment under Section 280G of the Code, Executive may elect in his sole discretion to reduce the amounts of any payments or benefits otherwise called for under this Agreement in order to avoid such characterization.

     5.  Definition of Terms.  Capitalized terms used in this Agreement shall
         -------------------
have the following meanings:

         a.  "Cause" means the occurrence of any of the following, as determined
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by the Board, in good faith:

             i. Executive's theft, material act of dishonesty or fraud, or intentional falsification of any records of any member of the Company Group;

             ii. Executive's improper use or disclosure of confidential or proprietary information of any member of the Company Group;

             iii. Executive's gross negligence or willful misconduct in the performance of Executive's assigned duties (but not mere unsatisfactory performance); or

             iv. Executive's conviction (including any plea of guilty or nolo contendere) of a crime of moral turpitude causing material harm to the reputation or standing of the Company Group or which materially impairs Executive's ability to perform his duties with the Company Group.

         b.  "Change in Control" shall means the occurrence of any of the
             -------------------
following:

             i. any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;

             ii. the Company is party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

             iii. the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction having similar effect);

             iv. a change in the composition of the Board of Directors of the Company within a three-year period as a result of which fewer than a majority of the directors are Incumbent Directors; or

             v. the dissolution or liquidation of the Company by the Acquiring Corporation (but not a dissolution by the Company when there is no actual or contemplated Change of Control).

         c.  "Code" means the Internal Revenue Code of 1986, as amended or any
              ----
successor thereto, and any applicable regulations promulgated thereunder.

         d.  "Company" means Aastrom Biosciences, Inc., a Michigan corporation,
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and, following a Change in Control, any Successor that agrees to assume all of the terms and provisions of this Agreement, or a Successor which otherwise becomes bound by operation of law to this Agreement.

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         e.  "Company Group" means the Company and each parent or subsidiary
              -------------
corporation of the Company.

         f.  "Good Reason" means the occurrence of any of the following
              -----------
conditions following a Change in Control, without Executive's informed written consent, which condition(s) remain(s) in effect ten (10) days after written notice to the Company from Executive of such condition(s):

             i. assignment of Executive to responsibilities or duties that are not a Substantive Functional Equivalent of the position which Executive occupied prior to the Change in Control;

             ii. a material decrease in Executive's base salary or target bonus amount (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by Executive);

             iii. any failure by the Company to (A) continue to provide Executive with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by Executive, in any benefit or compensation plans and programs, including, but not limited to, the Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which Executive was participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide Executive with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by Executive;

             iv. the relocation of Executive's work place for the Company to a location more than 25 miles from the location of the work place prior to the Change in Control, or the imposition of travel requirements substantially more demanding of Executive that such travel requirements existing immediately prior to the Change in Control; or

             v.   any material breach of this Agreement by the Company.

         g.  "Incumbent Director" means a director who either (i) is a director
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of the Company as of the Effective Date of this Agreement, or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (iii) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

         h.  "Permanent Disability" means that:
              --------------------

             i. Executive has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of Executive's duties;

             ii.  such total incapacity shall have continued for a period of six
(6) consecutive months; and

             iii. such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Executive's life.

         i. "Substantive Functional Equivalent" means an employment position occupied by Executive after a Change in Control that:

             i. is in a substantive area of competence consistent with Executive's experience and not materially different from the position occupied by Executive prior to the Change in Control;

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

             ii. requires Executive to serve in a role and perform duties that are functionally equivalent to those performed prior to the Change in Control (such as, executive officer);

             iii. carries a title that does not connote a lesser rank or corporate role than the title held by Executive prior to the Change in Control;

             iv. does not otherwise constitute a material, adverse change in Executive's responsibilities or duties, as measured against Executive's responsibilities or duties prior to the Change in Control, causing it to be of materially lesser rank or responsibility;

             v. is identified as an executive officer, for purposes of the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, of a publicly traded Successor having net assets and annual revenues no less than those of the Company prior to the Change in Control; and

             vi. reports directly to a board chairman, committee or board of directors of the Successor that is no less senior than the board chairman, committee or board, as the case may be, to whom Executive reported at the Company prior to the Change in Control.

         j.  "Successor" means the Company as defined above and any successor or
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assign to substantially all of its business and/or assets.

         k.  "Termination Upon Change in Control" means the occurrence of either
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of the following events:

             i. termination by the Company Group of Executive's employment for any reason other than Cause during the period commencing thirty (30) days prior to the date that the Company first considered conducting negotiations leading to the Change in Control event, and ending on the date which is twelve (12) months after the Change in Control; or

             ii. any resignation by the Executive from all capacities in which Executive is then rendering service to the Company Group within twelve (12) months following a Change in Control;

provided, however, that Termination Upon Change in Control shall not include any termination of Executive's employment which is (1) for Cause, or (2) a result of Executive's death or Disability.

     6.  Resignation.  Executive's entitlement to any compensation or benefits
         -----------
under Section 3 (other than compensation and benefits earned by Executive through the date of Executive's termination of employment) is conditioned upon Executive's resignation from all capacities in which Executive is then rendering services to the Company Group, including from the Board and any committees thereof on which Executive serves.

     7.  Exclusive Remedy.  The payments and benefits provided for in Section 3
         ----------------
shall constitute Executive's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between Executive and the Company in the event of Executive's Termination Upon Change in Control. Executive shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in
Section 3 have been provided to Executive, except as expressly set forth in this Agreement or, subject to the provisions of Sections 8 and 15(c), in a duly executed employment agreement between Company and Executive.

     8.  Conflict in Benefits; Noncumulation of Benefits.
         -----------------------------------------------

         a.  Effect of Agreement.  This Agreement shall supersede all prior
             -------------------
arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement and shall be the exclusive agreement for the determination of any payments due to Executive upon Executive's Termination Upon Change in Control and accelerated vesting of stock options granted to Executive by the Company due upon Executive's

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

Termination Upon Change in Control or upon nonassumption of such options as provided in Section 2, except as provided in Subsections(b) and (c) below and
Section 15(c).

         b.  No Limitation of Regular Benefit Plans.  This Agreement is not
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intended to and shall not affect, limit or terminate any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees or officers of the Company, including without limitation the Company's stock option plans.

         c.  Noncumulation of Benefits.  Executive may not cumulate cash
             -------------------------
severance payments and stock option acceleration benefits under both this Agreement and another agreement. If Executive has any other binding written agreement with the Company which provides that, upon a Change in Control or termination of employment, Executive shall receive one or more of the benefits described in Sections 2 and 3 of this Agreement (i.e., the payment of cash compensation or acceleration of vesting of stock options), then with respect to those benefits the aggregate amounts payable under this Agreement shall be reduced by the amounts paid or payable under such other agreements.

     9.  Release of Claims.  The Company may condition the stock option
         -----------------
acceleration described in Section 3(a) and payment of the Cash Severance Payment described in Section 3(b) upon the delivery by Executive of a signed release of claims in a form reasonably satisfactory to the Company.

     10. Proprietary and Confidential Information.  Executive agrees to
         ----------------------------------------
continue to abide by the terms and conditions of the confidentiality and/or proprietary rights agreement between Executive and the Company.

     11. Nonsolicitation.
         ---------------

         a.  Agreement Not to Solicit.  If the Company performs its obligations
             ------------------------
to deliver the severance benefits set forth in Section 3, then for a period of one (1) year after Executive's Termination Upon Change of Control, Executive shall not, directly or indirectly, solicit the services or business of or in any other manner persuade any employee, distributor, vendor, representative or customer of the Company to discontinue that person's or entity's relationship with or to the Company.

         b.  Other Agreements Not Superseded.  Subsection (a) of this Section
             -------------------------------
shall not supersede or limit the terms, including more restrictive terms, of any other agreement by Executive to refrain from competition with or from soliciting any the employees, distributors, vendors, representatives or customers of Company.

     12.  Arbitration.
          -----------

         a.  Disputes Subject to Arbitration.  Any claim, dispute or controversy
             -------------------------------
arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association; provided, however, that (i) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon Executive or any third party; and (ii) this arbitration provision shall not preclude the Company from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

         b.  Site of Arbitration.  The site of the arbitration proceeding shall
             -------------------
be in Ann Arbor, Michigan.

         c.  Costs and Expenses Borne by Company.  All costs and expenses of
             -----------------------------------
arbitration or litigation, including but not limited to reasonable attorneys fees and other costs reasonably incurred by Executive, shall be paid by the Company. Notwithstanding the foregoing, if Executive initiates the arbitration or litigation, and

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

the finder of fact finds that Executive's claims were totally without merit or frivolous, then Executive shall be responsible for Executive's own attorneys' fees and costs.

     13.  Successors and Assigns.
          ----------------------

          a.  Successors of the Company.  The Company shall require any
              -------------------------
successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement shall be a material breach of this Agreement.

          b.  Acknowledgment by Company.  If, after a Change in Control, the
              -------------------------
Company (or any Successor) fails to reasonably confirm that it has performed the obligation described in Section 13(a) within ten (10) days after written notice from Executive, Executive shall be entitled to terminate Executive's employment with the Company for Good Reason, and to receive the benefits provided under this Agreement in the event of Termination Upon Change in Control.

          c.  Heirs and Representatives of Executive.  This Agreement shall
              --------------------------------------
inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

     14.  Notices.
          -------

          a.  General.  Notices and all other communications contemplated by
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices shall be addressed to Executive at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          b.  Notice of Termination.  Any termination by the Company of
              ---------------------
Executive's employment for Cause or by Executive as a result of a voluntary resignation or resignation for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with Subsection 14(a). Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

     15.  Miscellaneous Provisions.
          ------------------------

          a.  No Duty to Mitigate.  Executive shall not be required to mitigate
              -------------------
the amount of any payment contemplated by this Agreement (whether by seeking employment with a new employer or in any other manner), nor shall any such payment be reduced by any earnings that Executive may receive from any other source except as otherwise provided herein.

          b.  No Representations.  Executive acknowledges that in entering into
              ------------------
this Agreement, Executive is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

          c.  Amendment.  This Agreement may be modified, amended or superseded
              ---------
only by a supplemental written agreement signed with the same formality as this Agreement by Executive and by the Company. However, the noncumulation of benefits provision of Section 8(c) shall apply to any subsequent agreement, unless (i) such provision is explicitly disclaimed in the subsequent agreement, and (ii) the subsequent agreement has been authorized by the Board or a committee thereof.

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

         d.  Waiver.  No waiver by either party of any breach of, or of
             ------
compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         e.  Choice of Law.  The validity, interpretation, construction and
             -------------
performance of this Agreement shall be governed by the laws of the State of Michigan.

         f.  Validity.  If any one or more of the provisions (or any part
             --------
thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

         g.  No Assignment of Benefits.  The rights of any person to payments or
             -------------------------
benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (g) shall be void.

         h.  Tax Withholding.  All payments made pursuant to this Agreement will
             ---------------
be subject to withholding of applicable income and employment taxes.

         i.  Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         j.  Consultation with Legal and Financial Advisors.  Executive
             ----------------------------------------------
acknowledges that this Agreement confers significant legal rights, and may also involve the waiver of rights under other agreements; that Company has encouraged Executive to consult with Executive's personal legal and financial advisers; and that Executive has had adequate time to consult with Executive's advisers before signing this agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                       AASTROM BIOSCIENCES, INC.

                                       By:   /s/ Robert J. Kunze
                                          --------------------------------------

                                       Title:   Chairman
                                             -----------------------------------

                                       EXECUTIVE

                                        /s/ R. Douglas Armstrong, Ph.D.
                                       -----------------------------------------
                                       R. Douglas Armstrong, Ph.D.


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